POWER OF ATTORNEY

	KNOW ALL MEN BY THESE PRESENTS that the undersigned, John P. Surma Jr., does hereby constitute and appoint Carl Krasik, Richard M. Pearlman and Elaine Beck Oresti and each of them his true and lawful attorneys-in-fact for and in his name, place and stead to:
	1. Sign and file with the Securities and Exchange Commission, the New York Stock Exchange, Inc. and Mellon Financial Corporation pursuant to Section 16(a) of the Securities Exchange Act of 1934 such statements regarding the undersigned's beneficial ownership of securities of Mellon Financial Corporation as required by law; and
	2. Sign and file with the Securities and Exchange Commission, the New York Stock Exchange, Inc. and Mellon Financial Corporation one or more Notices of Proposed Sale of Securities on Form 144 relating to the sale of shares of stock of Mellon Financial Corporation owned by the undersigned.
	Said attorneys-in-fact and each of them shall have full power and authority to do and perform each and every act necessary to be done in connection with any of the above as fully as the undersigned might or could do in person, the undersigned hereby ratifying and confirming all that said attorneys-in-fact and each of them may lawfully do or cause to be done by virtue hereof. This Power of Attorney shall expire on June 15, 2006.
	IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 5th day of January, 2004.

			/s/ John P. Surma, Jr.